UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2026
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 23, 2026, Artisan Partners Holdings LP (“Holdings”), of which Artisan Partners Asset Management Inc. (the “Company”) is the sole general partner, entered into a credit agreement (the “Credit Agreement”) providing for a $150 million five-year revolving credit facility with Bank of America, N.A. as administrative agent and letter of credit issuer, Citibank, N.A. as syndication agent, and BofA Securities, Inc., Citibank, N.A. and Royal Bank of Canada as joint lead arrangers and joint bookrunners. Holdings may, subject to the conditions set forth in the Credit Agreement, request one or more increases in the commitments under the facility up to a maximum aggregate commitment amount of $225 million. The Credit Agreement matures on September 23, 2031. In connection with the closing of the Credit Agreement, Holdings’ Second Amended and Restated Five-Year Revolving Credit Agreement dated August 16, 2022 was terminated.
Borrowings under the Credit Agreement will generally bear interest at a rate per annum equal to, at Holdings’ election, (i) Term SOFR or Daily Floating Term SOFR plus an applicable margin ranging from 1.25% to 2.00%, depending on Holdings’ leverage ratio or (ii) a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s prime rate, (c) Term SOFR plus 1.00% and (d) 1.00%, plus an applicable margin ranging from 0.25% to 1.00%, depending on Holdings’ leverage ratio. Unused commitments will bear a commitment fee at a rate that ranges from 0.125% to 0.275% per annum, depending on Holdings’ leverage ratio.
The Credit Agreement contains customary covenants and events of default, including financial covenants requiring Holdings to maintain a consolidated leverage ratio of not more than 3.00 to 1.00, subject to a temporary increase to 3.50 to 1.00 following certain qualifying acquisitions, and a consolidated interest coverage ratio of not less than 4.00 to 1.00. Artisan Partners Limited Partnership and Grandview Property Partners, LLC, each a wholly-owned subsidiary of Holdings, have guaranteed Holdings’ obligations under the Credit Agreement. As of the date of this filing, there were no outstanding borrowings under the Credit Agreement.
This summary of the Credit Agreement is qualified in its entirety by reference to the terms of the Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
In connection with the entry into the Credit Agreement described in Item 1.01 above, Holdings terminated its Second Amended and Restated Five-Year Revolving Credit Agreement, dated August 16, 2022, with Citibank, N.A. as administrative agent and the lenders party thereto, which provided for a $100 million revolving credit facility and was scheduled to mature on August 16, 2027. There were no outstanding borrowings under the prior agreement at the time of termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Credit Agreement, dated as of September 23, 2026, among Artisan Partners Holdings LP, the lenders named therein, Bank of America, N.A., as Administrative Agent and L/C Issuer, Citibank, N.A., as Syndication Agent, and BofA Securities, Inc., Citibank, N.A. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.
Date: September 25, 2026

By:	/s/ Charles J. Daley, Jr.
Name:	Charles J. Daley, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer